Exhibit 10.25
STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is dated as of January 12, 2013 (the "Agreement"), by and among Drumright Group, LLC, a Delaware limited liability company ("Buyer"), Acquired Sales Corp., a Nevada corporation ("Seller"), and Cogility Software Corporation, a Delaware corporation ("Cogility"). Buyer, Seller and Cogility are hereby referred to individually as a "Party" and collectively as the "Parties".

In consideration of the mutual benefits to be derived and the representations and warranties, conditions and promises herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE 1

GENERAL

1.1       Sale and Purchase of Cogility Capital Stock and assets, including but not limited to, the Cogility IP (hereinafter "Assets").   On the date of the first payment, Seller shall  sell,  transfer,  assign  and  deliver   unto  Buyer,  and  Buyer  shall  purchase  (the "Purchase")  from  Seller,  all (100%)  of  the outstanding  capital  stock  of  Cogility  (the "Cogility  Capital Stock"), free and clear of all encumbrances or liens, for the Purchase Price hereinafter set forth.  The date (the "Closing Date") of the closing (the "Closing") of the Purchase shall be February 11, 2013. The "Date of the First Payment", "Closing" and "Closing Date" shall be  synonymous for the purpose of this Agreement.

1.2      Purchase Price and Payment Dates.

(a)       For the Cogility Capital Stock  and Assets excluding Cogility's cash on hand and also excluding Cogility's accounts receivable in regard to completed work performed up to and through January 31, 2013 in accordance with Section 1.5, Buyer shall pay to Seller an aggregate amount ("the Purchase Price") equal to Seven Million Dollars ($7,000,000) minus the aggregate amount of the liabilities of Cogility that will be listed on an Attachment A hereto and incorporated herein as part of this Agreement (collectively the "Attachment A Liabilities"), to be prepared and delivered by Seller to Buyer prior to the Closing The Purchase Price will be paid as follows:

(l)     First  Payment:  At the Closing,  Buyer shall place  into  an escrow account, to be selected by Seller, an amount in cash equal to Four Million Dollars (U.S. $4,000,000) (sometimes referred to as the "First Payment"),  payable via wire transfer. The escrow agent will be given irrevocable instructions  to pay the Attachment  A Liabilities (see Section l .2(b) below) in full at the Closing Date.

(2)        Second Payment:   Subject  to Section  4.6  (c), on  the  first business day in Chicago, Illinois, that is on or after the six month anniversary of the Closing Date, Buyer shall pay to Seller an amount in cash equal to One Million Five Hundred Thousand Dollars ($1,500,000) (referred to as the "Second  Payment", payable via wire transfer; and

(3)        Third Payment:  On   the  first   business   day   in  Chicago, Illinois, that is on or after the twelve month anniversary of the Closing Date, Buyer  shal1 pay  to  Seller  an  amount   in cash  equal  to  One  Million  Five Hundred   Thousand  Dollars   ($1 ,500,000)  ( referred   to  as  the  "Third Payment"), payable via wire transfer.

(b)        "Attachment A Liabilities" means the aggregate amount  of any and all bona fide, legitimate liabilities of Cogility known to Seller through standard diligence. The Attachment A Liabilities will be prepared by Seller and delivered to Buyer no later than five days prior to the Closing  Date.

1.3      Payment of the Attachment A Liabilities and  Any  Other Liabilities and contractual obligations Not Listed  Therein: At the Closing,  Seller, through its escrow  agent, or, if necessary, from Seller's separate funds, will pay in full all of the Attachment A Liabilities and any and all other, legitimate, outstanding unlisted  Liabilities of Cogility, provided, however, that:

(a)      Cogility  will still have contractual  performance obligations  under certain outstanding   contracts,  which  obligations   will  not  be fulfilled  by  the Closing,   and  will  continue   following   the  Closing,  and  Cogility  has on-going  business operations  that regularly generate  liabilities including but not limited to typical trade payables that are not yet due and payable and accrued employee payroll obligations that are due and payable every two weeks.  Such liabilities  which are not yet due and payable will not be paid as of the Closing, and such on-going  business operations will continue following the Closing (collectively the "Ongoing Cogility Obligations and Liabilities" or "OCOL").

(b) Any and all liabilities incurred by or on behalf ofCogi1ity up to and through January 31, 2013 will be the sole responsibility of Seller.

(c)      This provision,  Section 1.3,  does not constitute any agreement or acknowledgement by Buyer that the Attachment A Liabilities inc1udes all  liabilities, debts  or other  obligations, past  or current,  payable  by Seller.

1.4     Security  for the Second Payment and the Third Payment. The full and timely receipt by Seller of the Second  Payment  and the Third Payment from Buyer  shall either be secured  by a payment guaranty  issued  by a U.S. bank (the "Guaranty  Bank"), the form and substance of which guaranty (the "Bank  Guaranty") shall be reasonably acceptable  to the Seller and delivered by Buyer to Seller at the Closing, or shall be secured by unconditional joint and several personal guarantees (collectively the "Personal  Guarantees") by each of James Drumright and Dale Shipley (individually  a "Guarantor" and collectively the "Guarantors"), the form and substance of which guarantees (collectively the "Personal  Guarantees") shall be reasonably acceptable  to Seller, and delivered  by Buyer to Seller at the Closing. The Bank Guaranty or the Personal Guarantees, as the case may be, shall among other things state that if any lawsuit is filed by Seller against the Guaranty Bank or any of the Guarantors in order to collect the Second Payment or the Third Payment, then Seller shall be entitled to collect reasonable  attorneys' fees  and  expenses  from  the Guaranty  Bank  and  the Guarantors  irt addition to the Second Payment and the Third Payment.

1.5      Current Cogility Customers  and Billings Prior to Closing:

(a)  DCGS-A Billings Prior to the Closing. Cogility is currently performing work for the U.S. Army DCGS-A on the JIST project, under subcontract with Booz Allen & Hamilton ("BAH"). At the Closing, Seller shall deliver to Buyer a list of all Cogility  invoices  submitted  by Cogility  to BAH  or  to any  other  U.S. Army DCGS-A prime contractor on the JIST project for completed work performed up to and through January 31, 2013, which invoices have not been paid prior to the Closing  Date  (collectively  the "Unpaid BAH Invoices").  Buyer  and  Cogility jointly  agree  and covenant that  they  shall  cause  all  payments  received  by Cogility after the Closing in regard to the Unpaid BAH Invoices ("Payment Received on the Unpaid BAH Invoices")  to be immediately  allocated and paid over by Cogility to Seller. If any lawsuit is filed by Seller against Cogility and/or Buyer in order to collect the Payments Received on the Unpaid BAH Invoices, and  Seller  prevails  on  such  lawsuit,  then  Seller  shall  be entitled  to  collect reasonable attorney's fees and expenses  from Cogility and Buyer in addition to the Payments Received on the Unpaid BAH Invoices.

(b)  All Other Current Clients: The provisions set forth in 1.5(a) above, shall apply to current Cogility Clients, including, but not limited to, Womble Carlyle, CashCall and any and all other customers to which Cogility is currently providing services, maintenance and/or support of any nature.

ARTICLE2

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller  hereby represents and warrants to Buyer that the statements made in this Article 2 are true and correct as of the date hereof and as of the Closing  Date.

2.1        Organization.    Seller   is  duly  organized, validly  existing,  and  in  good standing   under  the  laws  of  the  State  of  Nevada.     Cogility  is  duly  organized, validly existing, and in good standing under the laws of the State of Delaware.  Seller has the full corporate power  and  authority  to enter  into  this  Agreement, to carry  out  its obligations hereunder, to consummate the transactions contemplated hereby, to conduct its business as it is presently  being  conducted  and  to own,  operate  and  lease  its  properties  and  assets. Cogility's headquarters office  is located  in Providence, Rhode  Island.  Seller  agrees  that Buyer shall have no obligation whatsoever in connection with the Rhode Island Lease upon First Payment, and that the Rhode Island  Lease shall be terminated.

2.2        Authorization..  Upon approval by the Boards of Directors of Seller  and Cogility, which approvals will be voted  upon  by such  Boards within  two (2) days iollowing the receipt  by such  Boards of the forms of the Personal Guarantees and the legal opinions in regard to the validity and enforceability thereof, the execution and delivery  by Seller of this. Agreement, the performance by Seller of its obligations hereunder and the consummation by Seller of the transactions contemplated herein shall  be duly authorized by all requisite corporate action on the part of Seller, at which  time this Agreement shall be duly execute(_ and delivered by Cogility and Seller, and shall  be a valid and binding obligation of Cogility and Seller,  enforceable against each of them  in accordance with its terms, except as such enforceability may be limited  by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or limiting creditors' rights generally; and (b) general  principles of equity  (whether considered in an action  in equity  or at law).  Schedule 2.2 sets forth  each jurisdiction in which  Cogility  is licensed  or qualified to do business, and Cogility is duly licensed  or qualified to do business and is in good standing in each jurisdiction in which the properties owned  or leased  by it or the operation of its business as currently conducted makes such licensing or qualification necessary.

2.3       No Conflict.  The  execution, delivery  and  performance of this  Agreement by Cogility  and Seller and the consummation of the transactions contemplated herein or th· fulfillment by Cogility or Seller  of any of its terms do not and will not:

(a)        conflict with  or result  in a violation or breach by Cogility  or Seller of, or constitute a default under, or create an event  that, with the giving of notice or the lapse of time,  or both, would  be a default  under or breach  of, or give a right t·J terminate or cancel  under,  any  of the  terms,  conditions or provisions of: (1) any indenture, mortgage, lease, deed of trust,  pledge,  loan or credit  agreement, or any other contract, arrangement or agreement to which Cogility  or Seller  is a party or to which  any  portion  of the assets  of Cogility is subject; (2) the Certificate c.f Incorporation, Bylaws or other  organizational documents of Seller  or Cogility; or (3) any judgment, order,  writ, injunction, decree  or demand  of any Governmental Entity  which  materially affects Seller  or Cogility, or is likely  to adversely affeet Cogility's ability  to conduct its business or own or convey  its assets;

(b)        result in the creation or imposition of any encumbrances or lien of any nature  whatsoever upon any assets  of Cogility  or  materially affects Cogility 's ability  to conduct its business as historically conducted prior to the date of this Agreement; or

(c)        cause   a  loss  or  adverse  modification of  any       authorization or contract   granted   by  any  federal, state,  local  or  foreign  government or  political subdivision  thereof, or  any  agency   or  instrumentality of  such   government or political  subdivision, or any self-regulated organization or other  non-governmental regulatory authority or quasi-gover:ental, or any  arbitrator, court  or tribunal of competent jurisdiction (collectively,  "Governmental  Entity") to or otherwise held by Cogility.

Except  for  this  Agreement,   neither  Seller  nor  Cogility  has  any  legal obligation, absolute or contingent,  to any other Person to sell any capital stock or other ownership interest in Cogility, or the business or any assets ofCogility or to effect any merger, consolidation  or other reorganization ofCogility or to enter into any agreement with respect thereto.

2.4           Capitalization; No Subsidiaries.

(a)       Cogility's authorized Capital Stock consists of 10,000,000 shares of common stock, $0.0001 par value, ofwhich 100 shares are issued and outstanding. All outstanding shares ofCogility Capital Stock are duly authorized, validly issued, fully paid and non-assessable  and are owned of record and beneficially by Seller, free and clear of all Liens, excepting those represented by the Attachment A Liabilities.   The only equity  or stock  of Cogility  is represented  by the Cogility Capital Stock.   At the Closing, Buyer shaH own all of the Cogility Capital Stock, free and clear of all Liens.

(b)       The  Cogility  Capital  Stock  was  issued  in compliance  with  any applicable statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common   law,  judgment,   decree,   other  requirement   or  rule  of   law  of  any Governmental  Entity  ("Laws").  The  Cogility  Capital  Stock  was  not  issued  in violation  of  any  agreement,   arrangement  or  commitment   to  which  Seller  or Cogility is a party and is not su ject  to or in violation of any preemptive or similar rights of any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or any other business entity, or  Governmental Entity (or any department, agency, or political subdivision thereof) (collectively, "Person")

(c)        There   are   no   outstanding    or   authorized    options,    warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of Cogility or obligating Seller or Cogility to issue or sell any shares  of capital  stock of, or any other interest in, Cogility. Cogility does not have outstanding  or authorized any stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, stockhold<::r agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Cogility Capital Stock.

(d)       Seller  is the record and  beneficial owner of all shares of   Capital Stock of Cogility, and at the Closing the Cogility Capital Stock will be free and clear of all liens and encumbrances.     At the Closing,  certificates evidencing  the Cogility Capital Stock will be delivered  to Buyer by Seller and will convey and transfer to Buyer good, complete and marketable title to all capital stock and equity of Cogility,  free and cJear of restrictions  or conditions  to transfer or assignment (other than restrictions on transfer imposed by federal or state securities laws)  and free and clear of all defects of title or encumbrances,   including but not limited to any mortgage, lien, pledge, charge, claim, demand, community  property interest. security interest,  license, title retention agreement, option, right of first refusal,, voting agreement,  lease,  financing  arrangement,  taxes, equity  or other  adverse Claim (collectively, "Lien").

(e)       Cogility does not own. directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, business association, joint venture or other entity.

(f)  Seller  has  provided  to  Buyer  complete  and  correct  copies  of  the! Certificate  of  Incorporation,   Bylaws  and  other  organizational   documents  of Cogility and Cogility is not in default or violation thereof.

2.5       Financial Statements.

(a)         The audited and reviewed historical financial statements ofCogili r ("Financial Statements")  are reflected in the annual and quarterly filings of Seller (the "SEC  Filings")  with  the  U.S.  Securities  and  Exchange  Commission  (th "SEC"), and present fairly in all material respects the financial position and results of operations and cash flows of Cogility as of the dates and for the periods covered by such filings, and are in agreement with the books and records of Cogility in all material respects. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles in effect from time to time ("GAAP") applied on a consistent  basis.  Cogility maintains a standard system of accounting established and administered in accordance with GAAP.

(b)        Cogility has no liabilities, obligations or commitments of any nature whatsoever, assetted or not asserted, known or unknown, absolute or contingent, accrued or un-accrued, matured or m1-matured or otherwise ("Liabilities"),  except for the Attachment A Liabilities and the On-going Business Liabilities and Obligations; Cogility has no known bona fide, legitimate liabilities which have not been reflected in the Financial Statements,  or in the Attachment  A Liabilities . Except as set forth in the Financial Statements, there are no facts known to Cogility or Seller which Cogility or Seller has recognized as reasonably likely to give rise to any  bona fide, legitimate claims against or  liabilities of Cogility.

(c)       Attachment  A Liabilities    lists   all  of the   bona fide, legitimate liabilities of Cogility known to Seller or reasonably should be known to Seller as of the Closing Date, except for  the OCOL.

(d)      The accounts receivable of Cogility reflected on the Financial Statements and the accounts receivable ofCogiJity arising after the date thereof  (a) have arisen from transactions entered into by Cogility involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practice; (b) constitute  only  valid,  undisputed claims  of Cogility not subject  to claims of set-off or other defenses or unterclaims; and (c) subject to a reserve for bad debts shown on the Financial  Statements.    Accounts receivable  of Cogility arising after the date of the Financial Statements, on the accounting records of Cogility, are collectible in  due course.

2.6       Absence of Certain Facts or Events.

(a)       Cogility currently has in effect outstanding at-will employment contracts, health care benefits, an optional 401K Plan with Securian Retirement, and provides two weeks paid vacation and designated paid time off.  Cogility does not provide any other program, plan or benefit.Certain  of  Cogility  employees  currently  hold  common stock of Seller and/or options to purchase common stock of  Seller.

(b)       No person or entity has any options or rights to acquire any equity of any sort or kind in Cogi1ity. This includes, but is not limited to: (i) rights to redeem or repurchase outstanding equity; (ii)rights to any dividend or distribution; (iii) rights to merge Cogility with or into any entity; (iv) rights to any purchase or other acquisition; (v) rights to any purchase or any acquisition by Cogility of the business or assets of any other entity, or (vi)any transaction involving the sale, assignment, modification or transfer of any contractual rights or claims of Cogility to Seller or its affiliates or any agreement to take any such actions, except as described in this paragraph. As used herein, capital stock includes all classes of stock and other equity.

(c)       At the Closing,  to Seller's   best knowledge  and  consistent  with thorough diligence and disclosure practices Cogility will not have any obligation or liability as a result of borrowed money, any commitment to borrow money, any mortgage, pledge, security  interest or other Lien on Cogility's  assets. Further, there shall be no lien on Cogility assets, nor any loans made or agreed to be made by Cogility, nor any failure to pay or perform any other monetary obligation of Cogility when and to the extent due. other than in regard to the Attachment  A Liabilities.

(d)       Cogility has not received any notice, or, to the best knowledge of Seller and Cogility, any informal notice, from any customer of Cogility that Cogility is in default on any of its past or present contractual obligations.

(e)     Seller  has represented  to Buyer that it has not and will not, prior 1o closing,  enter  into  any  agreement  with  any  person  or  entity,  whereby Cogility  agrees  to transfer,  discount,  or in any other  way make special pricing  accommodation  for  the  delivery  or  use or  other access  to  any Cogility  License  or  personnel. Buyer  considers  this  to  be  a  material provision in this agreement.

(f)        Except to the extent described on Schedule 2.6(e), Cogility has no Liabilities  of  any  nature,  whether  accrued,  absolute,  contingent  or  otherwise (including without limitation as guarantor or otherwise with respect to obligations of others).

(g)       There  are  no outstanding  powers of attorney  executed  on  behalf  of Cogility.

2.7       Property, Leases and Liens.   Schedule 2.7 attached hereto, accurately sets forth, as of the date of this Agreement, leased real properties and all items of equipment and  other  personal  property  of  Cogility  which  are  owned  by  Cogility  or  used  in  or necessary for the conduct of Cogility's business as currently conducted (the "Properties"). Schedule  2.7 also lists: all leases or other agreements  creating or modifying or altering rights to such Property, and all indebtedness secured  by any encumbrance  or lien on any such Property, specifYing the nature thereof and the holder of such encumbrance  or Lien. "The agreements, contracts and commitments 1isted  in Schedule 2.7 ru·e in full force and effect without any  default, waiver or infraction by Cogility or by any other party thereto. Except as noted on Schedule 2.7, Cogility has good and merchantable title to all Propet1ie·s and other assets of Cogility,  in each case, free and clear of all encumbrances  or Liens. Except as noted on Schedule 2.7, all Properties are generally in good condition (subject to ordinary wear and tear), have been generally maintained in accordance with good industry practice and are suitable for the uses for which they are presently being used in the business of Cogility. Regarding  mobile phones, laptops or tablets or any other electronic devices or digital material used by or in the possession of Gerard M. Jacobs, Daniel F. Terry, Jr., Matthew Ghourdjian, or Minh N. Le, or any other electronics, digital devices or hard copy transfer or reproductions  thereof, whether or not listed on Schedule 2.7, all information and/or data pet1aining to Cogility contained on or accessible on such devices shall be the sole proprietary property of Buyer and any transfer of such information or data to otht r than Buyer shall be prohibited and will constitute a material breach of this agreement, excluding,  as to corporate  officers  or directors  of Seller, any information  necessary  to comply with tax liabilities   or obligations  or in order to comply  with any governmental rules, regulations, filings or reporting requirements.  Such information includes but is not limited to all proprietary information listed in section 2.13 of this Agreement.

2.8           Contracts and Commitments.

(a)        Schedule  2.8(a)  sets  forth  a  complete  and  accurate  list  of  all contracts or agreements (oral and written) to which Cogility is a party or by or to which it or any of Cogility's assets  or  properties are  bound or su ject  (except contracts that are terminable by Cogility upon 30 days' notice or less without any Liability or the payment of any termination fee or penalty).  Except as set forth on Schedule    2.8(a),Cogility  has no (1) collective  bargaining agreements; (2) employment,  consulting  or similar agreements,  contracts or commitments  which are not terminable without penalty or cost by Cogility on notice of thirty (30) days or less; (3) I ease of personal property having a term in excess of one year; (4) nofe or other evidence of indebtedness for borrowed money; (5) agreement of guaranty or indemnification; (6) agreement, contract or commitment limiting the freedom of Cogility to engage in any line of business or compete with any person or entity; agreement, contract  or commitment  lating to future capital expenditures; or agreement, contract  or commitment relating  to the acquisition of assets  of:or  any interest in, any business enterprise.

(b)           Promptly following the execution ofthis Agreement, Seller shall deliver  to Buyer a correct  and complete copy of each written  agreement (as amended  to date) listed in Schedule 2.8(a) and a written summary setting  forth the terms and conditions of each oral agreement referred  to in Schedule 2.8(a).   With respect  to each of the contracts, agreements and instruments set forth on or required  to be set forth on Schedule 2.8(a) ("Contracts"): (i) each is legal, valid,  binding, enforceable, and in full force and effect, in accordance with its respective terms; (ii) each will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing Date; (ii) no party is in breach or default  nor is in receipt of any claim of default or breach, and no event has occurred  which with notice or lapse of time would constitute a breach or default, or permit  termination, modification, or acceleration under such agreement; (iii) each party thereto  has performed  all material obligations required  to be performed  by it; and (iv) no customer, contract or business was obtained by Cogility as a result of any illegal,  unlawful  or unethical  transaction or, pursuant  to any illegal  price reduction, price abatement, price guarantee, discount, rebate or any remuneration or other payment  arrangement which  will or may be binding  upon Buyer and, neither Cogility  nor Seller  has received,  or has knowledge that it will receive a notice  regarding a change in pricing, payment,  volume of business or ofthe intention of any party to cancel, terminate or repudiate  any Contract.

2.9  Cogility  Intellectual Property ("JP''):  Messrs.   Jacobs,  Dan Terry, Matt Ghourdjian and Minh Le, and all other current or past officers and/or  directors of Cogility, assert that they have not  at any time,    filed, authorized, or otherwise knowingly permitted the filing (excluding patent filings), or transfer  of any Cogility  JP, nor, to their knowledge, has any third party had the right to reproduce, distribute, transfer, publicly  display, resell,   lease, sublicense, loan, pledge,  or otherwise encumber  the source  code.  Notwithstanding the above:    Cogility  has pledged  and encumbered the source  code as collateral  for certain  of the Attachment A Liabilities, but such pledge and encumbrance will be terminated on the Closing Date upon the payment of the Attachment A Liabilities, and following such payment  the Cogility  IP will be free and clear of all pledges,  encumbrances or other liens.

2. 10           Permits and Authorizations.

(a)           Cogility  has obtained all security clearances, consents, licenses,  permits, qualifications, grants  and other authorizations of a Governmental Entity (herein collectively called "Authorizations") pursuant  to which Cogility  conducts its business or holds any of its assets.   All Authorizations are in full force and effect and constitute all Authorizations required to permit  Cogility  to operate its assets  and conduct  its business following the Closing Date as such assets and business are presently operated and conducted, except  that Cogility  may need to obtain security clearances for certain  new directors and officers ofCogility, and except  that Cogility  will need to properly  notify the U.S. Department of Defense ofCogility's new headquarters office  location. The consummation of the transactions contemplated by this Agreement will not require any transfer,  renewal or notice with respect to anAuthorizations except as set forth in immediately preceding sentence. Notwithstanding the foregoing, Buyer understands and acknowledges,  that U.S. Department of Defense rules and regulations regarding security clearances,  records, facilities and other matters must be complied with, such as (by way of example and not by way of limitation)  the requirement that Cogility's Chairman or Chief Executive Officer have security clearances.

(b)        Neither Cogility nor Seller has been notified or presently has reason to believe any of the Authorizations will not in the ordinary  course  be renewed upon its respective expiration.

(c)        Cogility has not received in writing, or to the knowledge of Cogility or Seller, otherwise  received or been notified of, any claim or assertion that it has breached any of the terms  or conditions  of any Authorization  in such manner as would permit any other  person or entity to cancel, terminate or materially  amend any  Authorization   necessary  to  permit  the  continued  operation  of  Cogility  as presently conducted.

2. 11           No Violations.

(a)        To the knowledge ofCogility and Seller, Cogility is not in violation of any applicable law, statute, order, rule or regulation promulgated or judgment entered  (or,  with respect  to rules and  regulations  of administrative  agencies,  or known  by Cogility  or Seller  to be proposed)  by any  Governmental  Entity  in a manner which is likely to have a material adverse effect on Cogility.

(b)        To the knowledge ofCogility and Seller, no consent, approval or authorization  of, or declaration, filing or registration  with, any Governmental Entity is required to be made or obtained  by Seller or Cogility in connection  with the execution, delivery and performance by Seller and Cogility of this Agreement and the consummation  of the transactions contemplated hereby, or the continued operation of Cogility's business, excepting only the timely filing by Seller of a Form 8-K with the SEC following the Closing Date.

2.9           Proceedings.

(a)        There are no suits, actions, claims or other legal proceedings or, to Seller's  or  Cogility's   knowledge,   Governmental   Entity  or  other  investigations pending  against  SeHer or  Cogility  or  as  to which  either  Seller  or Cogility  has received any Claim or assertion.

(b)       There  is  no  pending  or,  to the  knowledge  of Seller  or  Cogility, threatened  claim  by any  individual,  business  entity  or  Governmental   Entity  in which a product of Cogility  is a11eged to have a defect and which is reasonably likely to result in a claim.

(c)        There is no claim against  or claim threatened that could or is likely to  prevent  or  delay   the  ability   of  Cogility   to  consummate   the  transactions contemplated by this Agreement or to carry on its business as now conducted, nor is there any judgment, decree, injunction,  rule or order of any Governmental  Enties, court or arbitrator  pending, threatened  or outstanding  against Cogility having, or which in the future could have, any such effect.

2.10     Insurance Policies.  Schedule 2.13 lists all insurance policies under which Cogility and/or its directors, officers and employees are insured or are a beneficiary or fe-r which Cogility is currently obligated to pay premiums and further sets forth the name of the insurer, type of coverage, policy limits and deductibles and additional insureds, if any, and the annual premium for each such policy (collectively the "Cogility Insurance Policies").

2.11     Proprietary Information and Rights  Schedule 2.14  sets forth a complete and accurate list of all of the following that are owned, used, licensed or proposed to be used by Cogility: (i) Cogility Source Code(s) and all customer specific engagement components , excluding those that belong to customers, that have been accumulated and kept under development control  ; (ii) all registered, previously registered and pending applications for "Intellectual  Property" (as defined in Section 2.14(g)); (iii) all technical documentation, user guides, manuals, training materials and any other related or supportive documents; (iv) material unregistered Intellectual Property (other than commercially available off-the-shelf software); (v) all licenses (as licensee or licensor) and other agreements relating thereto, identifying whether such Intellectual Property is owned or licensed, the filing office, filing date, registration number, registration date and dates of maintenance filings, if any.  At Closing, Seller shaiJ provide (either in hard copy or via electronic copy contained in the computers owned by Cogility at the Closing) all diagrams, presentations, white papers and all related materials prepared for delivery, internal review or presentation to past, current or targeted customers or markets that are currently in the possession, custody or control of Cogility or its directors, officers or employees (collectively "Documentation"). Seller, its respective employees, agents or contractors, without further consideration,  hereby transfers, grants, conveys, assigns, and relinquishes exclusively to Buyer any and all rights, title and interest it/they now have or may hereafter acquire in the Cogility Intellectual Property, as defined below, under the patent, copyright, trade secret and trademark laws of any country in perpetuity or for the longest period otherwise permitted by law necessary to give effect to the ownership terms specified herein pertaining to such Documentation.

(a)        Seller   represents   that   the   Intellectual   Prope1ty  identified   on Schedule   2.14  constitutes   all  Intellectual   Property  (other  than  commercially available off-the-shelf  software or software owned and/or licensed by customers) used by or necessary  for Cogility's business activity (collectively,  the "Cogility Intellectual Property");

(b)        Except as set forth on Schedule 2.14, with respect to each item of Intellectual Property identified on Schedule 2.14:

(1)       Prior to or contemporaneous  with first payment,  Cogility will own and possess all right, title, and interest in and to all of the Intellectual Property (or to a license to the Intellectual Property, as noted), free and clear of Liens, encumbrnnces and thier restrictions or limitations;

(2)       Cogility Intellectual Property is not su ject to any outstanding injunction, judgment, order, decree, ruling, claim or charge;

(3)       No action, suit, proceeding, hearing, investigation, charge, complaint,  claim,  or  demand  is  pending  or,  to  Seller's   knowledge,  is threatened which challenges the legality, validity, enforceability, use, or ownership or license of any of any Cogility Intellectual Property, and there would be no basis for any such claim;

(4)       Other than customers, Cogil ity has never a&1feed to indemnify any person or entity against any interference, infringement, misappropriation, or other conflict with respect to any of the Cogility Intellectual Property;

(5)       No  loss  or  expiration  of  any  of  the  Cogility  Intellectual Property is threatened or pending, except for patents and copyrights expiring at the end of their statutory or common law terms (and not as a result of any act or omission by Seller or Cogility, including without limitation, a failure by Seller or Cogility  to pay any required renewal or maintenance fees, patent issue fees, trademark renewal fees and/or license renewal fees); and

(6)      Cogility has  secured U.S.  trademark  registrations  for "Cogility,"  "Cogility  Software,"  and  "Servoss."     All  fees  necessary  to maintain  the  U.S.  trademarks  through the  Closing  date  have  been  paid. Cogility has further filed U.S. patent applications listed on Schedule 2.14, and no filings or fees are due with respect to the filed U.S. patent application through the Closing date. At the Closing Date, Seller shall provide to Buyer a schedule of all known payments or fees due or payable within twelve months following the Closing Date.

(c)       Cogility  has not infringed, misappropriated, interfered or otherwise conflicted with, and the operation ofCogility's business has not nor will it  infring1 , misappropriate,  interfere  or otherwise  conflict  with, any InteHectual Property  (I[ any person or entity; Seller is not aware of any facts which indicate a likelihood of any of the foregoing and Cogility has not received any notices regarding any of the foregoing (including, without limitation, any demands to license any Intellectual Property from any person or entity).

(d)       A11 software utilized by Cogility is legally licensed and Cogility' s use is in compliance with each such license.  Cogility owns the number of licens ::s required  by any  such software  vendor  to utilize the number of copies in use or instaJled by Cogility.

(e)        To   Seller's  knowledge,    no   person   or   entity   has   infringed, misappropriated,   interfered   or  otherwise   conflicted   with  any  of  the  Cogility InteJlectual Property.  Contemporaneous with the Closing, the Cogility Intellectual Property  will  be  owned  by  and  available  for  use  by  Cogility  on  terms  and conditions  no less than the manner  in which Cogility owned or used the Cogilit Intellectual Property immediately  prior to the Closing.

(f)        Except as set forth on Schedule 3.14, no confidential or proprietary information has been disclosed to any person or entity, except as authorized by Cogility, including, but not limited to, information shared with Cogility's professional advisors, employees and agents.

(g)       For purposes of this Agreement, "lnteUectual Property" means al1 of the following in any jurisdiction throughout  the world: (i) Cogility Source Code(s)  and all customer specific engagement components that have been accumulated and kept under development control; (ii) all registered, previously registered and pending applications f(>r "Intellectual Property" (as defined in Section  2.14(g)); (iii) aU technical documentation, user guides, manuals, training materials and any other related or supportive documents; (iv) material but unregistered Intellectual Property (other than commercially available off-the-shelf software); (v) aU licenses (as licensee or licensor) and other agreements relating thereto, identifying whether such Intellectual Property is owned or licensed, the filing office, filing date, registration number, registration date and dates of maintenance filings, if any; and (vi)  all  diagrams,  presentations,  white  papers  and  all  related  materials  prepared  fi)f delivery, internal review or presentation to current or targeted customers or markets; (vii) all inventions (whether patentable or unpatentable and whether or not reduced to practice), (viii) all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations,  continuations-in-part,  revisions, extensions, and reexaminations thereof; trademarks, service marks, trade dress, trade names, corporate names, (and all translations, adaptations, derivations and combinations of the foregoing) and  Internet  domain  names,  together  with  all  goodwill  associated  with  each  of  the foregoing and all applications, registrations, and renewals in connection therewith; (ix) all copyrights (whether statutory or common law) and all applications, registrations, and renewals in connection therewith; (x) trade secrets; (xi) industrial designs; (xii) computer software (including but not limited to source code, executable code, data, databases and documentation); (xiii) all copies and tangible embodiments  thereof (in whatever form or medium); and (xiv) trade names and fictitious business names.

2.12     Employee  Benefit Plans. Cogility  does  not have any Plans or employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended), except that Cogility has a 401 K plan with Securian Retirement (the "40 lK Plan").  The 401 K Plan complies with all applicable Laws.

2.13     Employment Laws.

(a)        Schedule  2.16 contains  a list of all  persons who are employe. s, consultants, or contractors of Cogility as of the date hereof, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether fu11 or part time); (iii) hire date; (iv) current annual base compensation rate; (v) commission,  bonus or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each such individual as ofthe date hereof. Seller agrees that the current compensation  rates will remain fixed and in effect through Closing Date. As of the date hereof and the Closing Date, all commissions and bonuses payable to employees, consultants, or contractors of Cogility for servies performed on or prior to the date hereof have been paid in full and there are no outstanding agreements,  understandings  or commitments of Cogility with respect to any commissions,  bonuses or increases in compensation except as listed on the Attachment A Liabilities.

(b)       Cogility  is in compliance  in all material  respects  with  all  Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, affirmative action and occupational safety, and has not received notice of, and is not engaged in, any unfair Jabor practice.

(c)       No  unfair  labor  practice  complaint  against  Cogility  is  pending before the National Labor Relations Board or any other Governmental Entity.

(d)       There is no labor strike, dispute, slowdown or stoppage threatened, pending or against or affecting Cogility.

(e)       There are not, and in the past three years have not been, any claims, grievances or arbitration proceedings, workers compensation proceedings, labor disputes (including charges of violations of any Laws relating to current or former employees (including retirees) or current or former applicants for employment}, investigations, or administrative  proceedings of any kind pending or, to the best knowledge of Cogility and Seller, threatened against or relating to Cogility, its employees or employment practices, or operations, as they pertain to conditions of employment;  nor  is Cogility  or  Seller  subject  to any  order, judgment,  deere(;:, award, or administrative ruling arising from any such matter.

(f)         No collective  bargaining agreement  is currently in existence or is being negotiated by Cogility and as of the date of this Agreement no labeor organization   has  been  certified   or  recognized   as  the  representative   of  any employees of Cogility or is actively seeking such certification or recognition.

2.14           Environmental  Laws. The assets, properties and the business of Cogility have been and are operated in compliance in all material respects with all applicable environmental  Laws and the Seller has not received from any Person or entity any: (i) notice or claim relating to actual or alleged non-compliance with any environmental Law or any term or condition of any environmental Pennit; or (ii) written request for information pursuant to environmental  Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date. Neither Seller nor Cogility has retained or assumed, by contract or operation of Law, any Liabilities or obligations of third parties under any environmental Law.

2.15     Taxes.  Except as reflected in the Attachment A Liabilities: (a) all federal, state, foreign and local tax returns and tax repm1s (including infonnation returns) requin:d to be filed  by Cogility  have been filed with the appropriate  Governmental  Entity in all jurisdictions in which such returns and reports are required to be filed, and all such returns and  reports  are,  in  all  respects,  complete,  accurate  and  in  accord mce  with  all  legal requirements applicable  thereto; (b) all federal,  state, foreign and local income, profits, franchise, sales, use, occupation, property,,:xcise,  withholding and other taxes, duties, charges  and assessments (including  interest and  penalties) due from  Cogility  have been fully paid or adequately  provided for on the books and financial statements  of Cogility  in accordance  with GAAP, (c) Cogility  has not received any written notice or inquiry from the Internal Revenue Service  or any other  taxing authority  in connection with any of its returns and reports of any pending or threatened examination or audit; (d) no extensions or waivers of statutes of limitation  have been given or requested with respect to Cogility, (e) any deficiencies asserted  or assessments made as a result of examination by any taxing authorities have been fulJy paid or fully reflected on the books ofCogility, (f) no Claim has been made by any Governmental Entity in a jurisdiction  where Cogility  does not file tax returns that it is or may be subject  to taxation  by that jurisdiction.   There are no Liens or encumbrances for taxes  upon any of the assets of Cogility, and (g) Cogility  ha..o;;  withheld and paid all taxes required to have been withheld and paid in connection with any amounts paid  or  owing  to  or  on  behalf  of  any  employee,   independent   contractor, creditor, stockholder  or other Person.

2.16     No Unlawful  Contributions.    Neither  Cogility  nor any  director,  officer, agent, employee  nor any other person or entity acting on behalf of Cogility,  has made or used any corporate funds to make any unlawful contributions, gifts, entertainment or other unlawful  expenses  relating  to  political  activity,  made  any  direct  or  indirect  unlawful payments  to officials  or  employees  of any  Governmental  Entity  from  corporate  funds; failed  to  file any  reports  required  with  respect  to lawful  contributions; established  or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any intentionally  false or fictitious  entries  on  the books or  records  of Cogility; or  made  or received   any  bribe,  rebate,   payoff,   influence   payment,   kickback   or  other   unlawful payment.  Except as set forth on Schedule 2.1 9, neither Cogility nor the Seller acting on the behalf of Cogility,  acting  alone  or together,  directly  or indirectly,  has: (1)  received  any rebates, payments, commissions, promotional  allowances or any other economic  benefits, regardless  of their  nature  or type, from  any  customer,  governmental  employee  or other person or entity with whom Cogility will do business directly or indirectly; or (2) agreed to give any money, gift or similar  benefit to any customer, supplier, employee  or agent of a customer  or supplier,  or official  or employee of any government  agency,  governmental employee  or other person  or entity  who was, is or may be in a position  to help or hinder Cogility's  business   (or   assist   Cogility   in  connection   with  any   actual   or   proposed transaction)  that, in the case of either clause (I) or clause (2), (i) might subject Cogility to any loss, damage or penalty in any civil, criminal or governmental  litigation or proceeding, (ii) if not given in the past, would have been materially adverse to Cogility, or (iii) if not continued  in the future,  could  reasonably  be expected  to materially  and adversely  affect Cogility.

2.17     No Insider Transactions. Following  the  payment  of  the  Attachment   A Liabilities,  neither Seller  nor any affiliate  thereof  will have  any interest or cJaim against Cogility  or  any  of  its  assets  which  could  result  in a  claim  against  Cogility  or  could materially  and adversely  affect  Cogility's  assets,  Cogility's  title to or it'i right to use its assets, or Cogility's  right to conduct its business following the Closing, with the exception of any accounts receivables that are due to Seller for services rendered, by Cogility,  u to and including January 31, 2013 that  have  not been  paid to Seller.

2.18    Officers  and  Directors/Bank Accounts.    Schedule  2.21 lists all officers, executive officers and directors of Cogility, and all bank and other accounts, safe deposit boxes, lock boxes, money market funds, certificates  of deposit, stocks, bonds, notes and other securities owned directly or indirectly, beneficially or of record, by Cogility and identifies all persons authorized to sign on such accounts.

2.22    Warranties.  There are no outstanding warranty claims against Cogility, and no reasonable basis therefor.  All products sold or licensed by Cogility have conformed  in all material respects with all applicable Laws, contractual commitments and all express and implied warranties, and Cogility has no liability (whether known or discoverable  through standard  diligence,  whether  asset1ed  or  unasserted,   whether  absolute  or  contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become  due)  for  replacement,   rework,  refund  or  repair  thereof  or  other  damages  in connection therewith. Cogility has no product liability (whether known or discoverable through   standard   diligence,   whether   asserted   or   unasserted,   whether   absolute   or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) which is not covered by Cogility's policy of insurance.  There is no basis for any present or future liability, arising out of any injury to individuals or property as a result of any product sold or licensed by Cogility.

2.23     Disclosure.   The representations and warranties of Seller contained  in this Agreement and all information delivered  in any Schedule, Exhibit, or certificate hereto or in any other written statement, instrument or certificate delivered by Seller to Buyer, shall be true and correct on the Closing  Date as though then made and as though the Closing Date was substituted  for the date of this Agreement throughout such representations and warranties.

2.24      No Finders or Brokers.  Neither Seller nor Cogility nor any of their respective affiliates has entered into any agreement, arrangement or understanding with any person or entity that  could result in  the obligation to pay any finder's fee, brokerage commission, advisory fee or similar payment in connection with the transactions contemplated  hereby.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

3.1       Organization.   Buyer is a duly organized limited liability company, validly existing and in good standing  under the laws of the State of Delaware and has full power and authority to perform this Agreement.

3.2       Authorization.  Upon approval  by the Managers, which approval will be voted  upon  by  such  Managers  within  two  (2)  days  following   the  execution  of  this Agreement, the execution  and delivery  by Buyer of this Agreement, the performance  by Buyer of its obligations  hereunder  and  the consummation  by Buyer of the transactions contemplated herein shall be duly authorized by all requisite corporate action on the part of Buyer, at which time this Agreement shall be duly executed and delivered by Buyer, and shaH be a valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as such enforceability  may be limited  by (a) bankmptcy,  insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or limiting  creditors'  rights  generally,   and  (b)  general   principles   of  equity   (whether considered in an action in equity or at law).

3.3       No Conflict.   Neither  the execution  and delivery  of  this  Agreement  by Buyer  nor  the  consummation   of  the  transactions  contemplated   hereunder   nor  th(: fulfillment by Buyer of any of its terms will:

(a)       conflict with or result in a breach by Buyer of, or constitute a default by it under, or create an event that, with the giving of notice or the lapse of time, o:r both, would  be a  default  under or  breach of,  any of  the  terms,  conditions  or provisions of; (1) any indenture,  mortgage, lease, deed of trust, pledge, loan or credit agreement or any other material contract, arrangement or agreement to which Buyer is a party or to which a material  portion of its assets  is subject; (2) the organizational documents of Buyer, or, (3) any judgment, order, writ, injunction, decree or demand of any Governmental Entity which materially affects Buyer or which materially affects the Buyer's ability to conduct its business;

(b)       result in the creation or imposition of any encumbrance  or lien of any nature whatsoever upon any material portion of the assets of Buyer or which materially affects Buyer's ability to conduct its business as conducted prior to the date of this Agreement; or

(c)       Cause  a  loss  or  adverse  modification  of  any  Authorization  or contract  granted  by  any  Governmental   Entity  to  or  otherwise  necessary  c·r materially useful to Buyer's business.

3.4       Investment Intent.         Buyer is acquiring Cogility capital stock and  equity for investment purposes and not with a view to the resale or distribution thereof; Buyer has the knowledge and sophistication to purchase the Cogility capital stock and equity Buyer has had access to all infonnation  regarding Cogility that it has requested and has had the opportunity to ask questions  regarding Cogility, its operations and such other matters that Buyer has deemed  material to its investment decision Buyer will not dispose of Cogility capital stock and equity without compliance with all applicable federal and state securities laws. Without limiting the generality of the foregoing, Buyer represents, warrants and acknowledges that:

(a)           Buyer and the owners of Buyer are sophisticated accredited investors with substantial experience in buying and selling stocks;

(b)           Buyer and the owners of Buyer have consulted with their own corporate and securities attorneys and financial advisors in regard to Cogility and the Purchase;

(c)        Buyer and  the owners  of  Buyer  have  reai and understood  Seller's annual  report on F01m 10-K for 2011  filed with the SEC in March  2012  including  but  not  limited  to the description  of  Cogility  and  the  Risk Factors   described   therein   and   financial   statements   contained   therein,   but  the foregoing shall not abrogate Seller's representations and warranties;

(d)        Buyer  and  the owners  of  Buyer  have  read and understood SeHer's quru1erly reports on Form 10-Q for the first three quru1ers of 2012  filed  with  the SEC  in May,  August  and  November,  2012  including  but not limited to the financial statements  contained therein; and

(e)        Buyer and the owners of Buyer acknowledge that Seller and Cogility have offered to provide Buyer and the owners  of Buyer with access to such "due  diligence" investigation  materials  regarding  Cogility  as Buyer and the owners of Buyer may reasonably request pursuant to the terms and conditions of that certain Mutual  Non-Disclosure Agreement  dated as ofNovember 10, 2012, between CogiJity and DG (the "NDA''), and the terms and conditions of the NDA are hereby incorporated herein by reference thereto.

3.5      No  Finders   or   Brokers.      Buyer   has  not  entered   into  any  agreement, arrangement or understanding with any Person  which could  result in Seller's obligation to pay any finder's  fee, brokerage commission, advisory  fee or similar payment in connection with this Agreement or the transactions contemplated hereby.

ARTICLE4

AGREEMENTS AND COVENANTS

4.1      Confidentiality.  Until  the  Closing,   Buyer   shall  treat  in  confidence aU non-public documents, materials and other  information which  Buyer  shall  have obtained regarding   Cogility   during   the  course   of  the  negotiations  leading   to  the  transactions contemplated hereby,  the investigation ofCogility and the preparation of this Agreement, and in the event  the sale and  purchase hereunder shall  not be consummated, Buyer  shaH return  all  copies  of  non-public documents and  materials  which  have  been  furnished in connection therewith, all  pursuant to the  terms  and conditions of the NDA  which  shall remain   in  full   force   and   legal   effect   fo11owing  the  execution  and  delivery   of  this Agreement.

4.2      Fulfillment of Conditions.

(a)        Seller  will use all reasonable efforts, and Seller  will cause Cogility to use all reasonable efforts, to  perform, comply  with  and fulfill  all obligations, covenants and  conditions required  by this Agreement and a11 documents and instruments delivered herewith   to  be  performed, complied   with  or  fulfi11ed by Seller or Cogility prior to or as of the Closing  Date.  Buyer will use all reasonable efforts to perfonn, comply with and :filial! obligations, covenants and conditions required by this Agreement  to be performed, complied  with or fulfilled  by Buyer prior to or as of the Closing Date.

(b)        Seller will use aU reasonable efforts, and will cause Cogility to us,e all reasonable efforts, to secure all necessary consents, waivers, approvals, and authorizations , including but not limited to, permits and licenses,  and will make, and will cause Cogility to make, all necessary  filings in order  to enable Seller or Cogility to consummate the transactions  contemplated  hereby.   Buyer will use all reasonable efforts to secure all necessary consents, waivers, approvals, and Authorizations, including but not limited to permits and licenses, and will make all necessary filings in order to enable Buyer to consummate the transactions contemplated  hereby.

4.3       Operation in Ordinary Course.   From the execution of this Agreement  until the Closing,  Seller  shall  cause  Cogility  to, and  Cogility  shall,  operate  its business  in a manner  consistent  with  its past  and  present  practices,  except  as contemplated by thi ; Agreement or as required by applicable  laws and regulations.  This provision includes, but is not limited to, Seller's agreement  not to enter into any arrangement  regarding Cogility licenses or services with any member, employee  or affiliate of Cogility, or any other third party except as set forth in Section 4.6.

4.4           Post-Closing  Access   by  Seller.  After  the  Closing,  Buyer  shall  cause: Cogility to cooperate with Seller and Seller's auditors to the extent reasonably requested by Seller  and Seller's  auditors,  and  to  make  available  to  Seller  and  Seller's  auditors  all financial,  insurance,  tax and other information (including  reasonable  access to all booh and records) of Cogility  with respect to any fiscal period of Cogility ending on or prior to the  Closing  Date  to  the  extent  reasonably  required  by  Seller  and  Seller's  auditors  in connection  with (a) the  preparation  of financial  statements, and  the auditing  or review thereof:as  needed in connection  with any required SEC Filing by Seller, (b) any audit or other  investigation   by any  taxing  authority,  (c)  the prosecution  or defense  of  any  tax Claims or related litigation that might give rise to indemnification payments hereunder, or the  preparation   by  Seller  of  tax  returns  or  any  other  reports  or  submissions to  any Governmental  Entity  required  to be made  by Seller  with respect to Cogility,  or (d) the prosecution  of  any  insurance  Claim,  or  the defense  of  any  lawsuit.  Buyer  shaH cause Cogility  to preserve  all  such  information, including  without  limitation,  the books  and records ofCogility, for at least six (6) years after the Closing Date.

4.5           Taxes.   Seller agrees to close Cogility's  books as of the Closing Date and file all required U.S. federal and state income tax returns for Cogility for the short period from January  I, 2013 through the Closing Date. Buyer and Cogility shall be responsible for preparing and filing all required U.S. federal and state income tax returns for Cogility for all periods after the Closing Date. Seller shall be responsible for aU taxes accrued and owed by Cogility prior to and through the Closing Date.  Buyer and Cogility shall be responsible for all taxes incurred by Cogility thereafter.    In the event that the Closing Date is not contemporaneous with the end of any other tax period, such as the period for filing quarterly payroll taxes returns, such taxes shall be pro-rated and apportioned  to Seller an Buyer. For tax purposes, Seller and Buyer agree that the Purchase shall be treated as

"asset sale" by Cogility  under Section  338(h)(1 0) of the Internal  Revenue Code of 1986, as amended, and the Parties agree and covenant  to make all filings with the U.S. Internal Revenue  Service  as shall be necessary to effectuate this election.

4.6            Transition of Certain  Contracts. This Section  4.6 is solely intended to provide for a smooth  transition of certain existing contracts that prior to the Closing Date are being performed employing Cogility  IP. Nothing  in this Section  4.6 shall  be deemed  to grant any ownership rights, titles or interests in Cogility  IP to any person or entity other than Cogility,  and neither  AQSP nor any of its affiliates shall use any Cogility IP following the Closing  Date excepting only as contemplated by this Section  4.6. It is understood by AQSP and its affiliates that following the Closing  Buyer and Cogility  shall be free to compete for any governmental or commercial contract  opportunities as they wish, in their sole discretion, and nothing  in this Agreement shall commit Buyer or Cogility  to provide any Cogility  IP, or engineering or other  resources, to AQSP  or any of its affiliates.

(a)  Womble Carlyle.

(1) Seller  has a subsidiary  called Defense & Security Technology Group, Inc. ("DSTG"). Minh Le and DSTG are quarterbacking Cogility's on-going performance under its partially-completed contract (the "Womble Carlyle Contract") with the law firm of Womble Carlyle Sandridge & Rice ("Womble  Carlyle"). The Womble Carlyle Contract involves the creation  by Cogility of so-called "legal analytics" software employing Cogility IP (the "Womble Software"), with the expectation that when the Womble Software is completed, Cogility will attempt to license the Womble Software to potential clients such as law firms and their clients, and to corporate legal departments, with Womble Carlyle receiving a to-be-negotiated share of such licensing fees.

(2)  Prior to the Closing, Cogility will assign  (the "Womble Assignment") all of its remaining  rights and obligations under the Womble Carlyle Contract to DSTG and DSTG will assume all of such remaining rights and obligations, and Womble Carlyle shall acknowledge that Cogility shall not have any further obligations to Womble Carlyle (the "Womble Carlyle Transition").

(3)  Fo1Iowing the Womble Carlyle Transition, DSTG shall perform all remaining obligations in regard to Womble Carlyle under the Womble Carlyle Contract, and DSTG shall be entitled to receive aJl amounts paid or payable by Womble Carlyle under the Womble Carlyle Contract.

(4)  If Cogility for any reason receives any payment from Womble Carlyle under the Womble Carlyle Contract following the Closing, then Cogility shall immediately allocate and pay over such payment to DSTG or Seller.

(5) Following the Closing, Cogility shall not have any obligation to perform any software engineering  services for DSTG, and DSTG shall contract for software engineering  services from third parties. However, for a period of 60 days following the Closing  Date, DSTG shall be permitted to ask Cogility's software reasonable number of questions, provided that answering such questions does not unreasonably interfere with Cogility's operations.

(6)  DSTG shall transition so that as promptly as reasonably practicable following the Closing Date, but in any event within six months following the Closing Date, the Womble Software shall be rewritten so that it no longer employs Cogility IP.

(b)  SDI.

(1)  Seller  has a subsidiary called Simplicity  Digitized, Inc. ("SDI"). Matt Ghourdjian and SDI are creating so-called "lending/leasing" software employing Cogility IP (the "Lending/Leasing Software"), with the expect'ltion that when th(! Lending/Leasing Software is completed, SDI will attempt to license the Lending/Leasing Software to potential clients such as subprime lenders, with SDI's financial backers to receiv.;. a to-be-negotiated  share of such licensing fees.

(2)   Following the Closing, Cogility shall not have any obligation to perform any software engineering  services for SDI, and SDI shall contract for software engineering services from third parties. However, for a period of 60 days following the Closing Date, SDI shall be permitted  to ask Cogility's software  engineers a reasonable number of questions, provided that answering such questions does not unreasonably  interfere with Cogility's operations.

(3)  SDI shall transition so that as promptly as rea'ionably practicable following  the Closing  Date,  but in any event  within  six months following  the Closing Date, the Lending/Leasing Software  shall be rewritten so that it no longer employs Cogility IP.

(c)  Certification  of Transition. Seller shall deliver to Buyer a written notice "the "Completion of Transition Notice") certifying that:

longer employs Cogility IP; and

(1) the Womble  Software  has been rewritten  so that it no longer employs Cogility IP; and

(2) the Lending/Leasing Software has been rewritten so that it no longer employs Cogility IP.

Pursuant to Section 1.2(a)(2), Buyer is obligated to make the Second Payment to Seller on the first business day in Chicago,  Illinois, that is on or after the six month anniversary  of the

Closing Date (the "Second Payment Date"). Notwithstanding Section 1.2(a)(2), Buyer shaE have the right to postpone the Second Payment Date until the date upon which Seller delivers to Buyer the Completion of Transition Notice, at which time the Second Payment shall lx: immediately due and payable by Buyer to Seller.

(d) Navy.

(1) DSTG is performing under its partially-completed U.S. $139,500 contract with the U.S. Navy (the "Existing Navy Contract"). The Existing Navy Contract involves the creation by DSTG of a proof-of-concept of so-called "project management" software employing Cogility IP (the "Navy Software").

(2) Following the Closing, Cogility shall not have any obligation to perform any software engineering services for DSTG, and DSTG shall contrru::t for software engineering services from  third  parties. However, for a period of 60 days following the Closing Date, DSTG shal1 be permitted to ask Cogility's software engineers a reasonable number of questions, provided that answering such questions does not unreasonably interfere with Cogility's operations.

(3) Following its completion of the Existing Navy Contract, DSTG shall not employ Cogility IP in regard to any future Navy contracts.

(e)  City ofEI  Monte.  Seller's wholly-owned subsidiary called Cortez  Systems and Cogility have been providing, as a service (SAAS), a municipal code enforcement application that is being  used by the City ofEI  Monte, Los Angeles County, California. Seller shall work with Cortez Systems and its legal counsel to resolve this situation, most likely (1) to terminate the providing of such application due to the City ofEI Monte's failure to pay Cortez Systems or Cogility for hosting and other work performed to date, or (2) to cause such application to be turned over to the City of El Monte for its in-house hosting and use. Any costs and expenses in regard to any such resolution shall he borne by Seller and Cortez Systems, and any future revenues in regard to any such resolution including but not limited to any fees directly or indirectly paid by the City ofEl Monte shall accrue to the benefit of, and shall be allocated and paid over to, Seller. If in the event that any litigation arises in connection with this matter, Seller and Cortez Systems shall pay all legal fees and shall indemnify Cogility in regard thereto; provided, however, that Cogility shall fully cooperate with  Seller's and  Cortez  Systems' prosecution and/or defense of such  litigation.

4. 7     Bank  Accounts:  Seller will, on or prior to the Closing Date, cause Cogility to cancel  the authority of all persons except for Messrs. Gerard  Jacobs and Daniel Terry

Seller's  signators to this Agreement, to draw checks or otherwise conduct banking on any of the bank accounts maintained  by Cogility.  Seller will submit evidence  satisfactory  to Buyer of such timely cancellation and limited access.  Buyer agrees and acknowledges that Buyer is not purchasing Cogility's cash on hand, so on the Closing Date Cogility's bank accounts will only have a nominal amount of cash  in them.

4. 8      Indebtedness of Seller.  On the date of the First Payment, Seller will repay in full all principal and accrued interest outstanding under any indebtedness of Seller which is collateralized by a pledge of the Cogility capital stock and equity or by any encumbrance or Lien on the assets of Seller or its subsidiaries.

4.9       Non-Solicitation or Interference.  Following the Date of First Payment and until the third anniversary of the first payment, neither Seller, nor its affiliates, nor any of the past, current or then directors or officers of Seller or Cogility, nor their agents or representatives (collectively the "Seller Group"), shall directly or indirectly solicit any of the persons or entities listed on Schedule 4.9 (collectively the "Core Engineers") for employment by any affiliate or company wholly or pattly owned or controlled by all or any of the Selkr Group. Nor shall Seller's group in any way interfere with or act in any way to the detriment of Buyer's recruitment efforts.

4.10     Representation  of Ownership.  Following the Date of  First Payment, any representation of any ownership, control, use of or rights to Cogility or the Cogility Intellectual property by any person or entity, including but not limited to, Seller's  agent:>, employees, officers, directors,   representative and affiliates, without Buyer's prior written consent shall be prohibited.

4.11   Forwarding of Emails.  Buyer shall cause Cogility to forward to Gerard M. Jacobs, Daniel F. Terry, Jr., Matthew Ghourdjian, Minh N. Le, Roger Greene, Elizabeth Emrick, Ruthanne Ward and Atmette Pringle copies of any emails sent to their respective Cogility email addresses for a period of at least 60 days following the Closing Date.

ARTICLE 5

CONDITIONS OF CLOSING

5. I          Conditions of Obligations of Buyer.      The obligation of Buyer to consummate the purchase of Cogility Capital Stock and Assets pursuant to this Agreement is subject to the satisfaction of the following conditions, any of which may be waived by Buyer:

(a)        Representations and Warranties; Performance of Obligations.   The representations and warranties of Seller and Cogility set forth in Article 2 hereof and in all agreements, documents and instruments executed and delivered pursuant hereto or in cotmection  with the Closing  Date shall  have been and are true and correct in all material respects as of the date hereof and as of the Closing Date as though  made on and as  of the     Closing  Date.   Seller  and  Cogility  shall  have performed in all material respects the agreements and obligations  necessary  to be performed by them under this Agreement prior to the Closing Date.

(b)       Certificate and Deliveries by Seller.   Buyer shall  have received  a certificate, dated the Closing, signed by Seller and Cogility, certifying that the conditions specified in Section 5.l(a) have been fulfilled.

(c)           No Injunction.  No preliminary or permanent injunction or order that would prohibit or restrain the consummation  of the transactions contemplated hereunder shall be in effect and no Governmental  Entity or other person or entity shall have commenced or threatened to commence an action or proceeding seeking to enjoin the consummation of such transactions or to impose liability on the pai1ies hereto in connection therewith.

(d)       Other Consents.   Buyer, Cogility and Seller shall have received all other consents required to be obtained in connection  with the consummation  of the transactions  contemplated  hereunder,  including  but not limited to the approval of the Boards  of  Directors  of  Buyer,  Seller  and  Cogility,  and  the  shareholders  of Seller if necessary.

(e)        Certificates and Instruments of Transfer.  Seller shall have delivered to  Buyer   a  certificate   representing   the  Cogility   Capital   Stock   and   Asset ., accompanied  by duly executed stock powers.

(f)         Engineer   Recruitment.      The  Core   Engineers  shall   have  been successfully recruited by Buyer to work for Cogility and/or Buyer commencing on or after the Closing Date.

5.2           Conditions of Obligations  of  Seller.  The obligations of Seller to consummate  the sale and purchase under this Agreement are subject to the satisfaction of the following conditions, each of which may be waived by Seller:

(a)        Representations and Warranties;  Performance o:f Obligations.   The representations and  warranties  of Buyer  set forth  in Article 3 hereof and  in all agreements, documents and instruments executed and delivered pursuant hereto or in connection  with the Closing Date shall have been and are true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date.  Buyer shall have performed in all material respects the agreements and obligations  necessary to be performed by it under this Agreement prior to the date of first payment.

(b)        Certification  by  Buyer.  Seller  shall  have  received  a  certificate, dated on the date of first payment, signed by an officer of Buyer, cet1ifying that the conditions specified in Section 5.2(a) have been fulfilled.

(c)        No Injunction.    No  preliminary  or  permanent  injunction  or order that would prohibit or restrain the consummation  of the transactions  contemplated hereunder shall be in effect and no Governmental  Entity or other person or entity shaJI have commenced  or threatened to commence an action or proceeding seeking to enjoin the consummation  of such transactions or to impose liability on the parties hereto in connection therewith.

(d)        Other Consents.   Buyer, Cogility and Seller sha11 have received all other consents required to be obtained in connection  with the consummation of the transactions contemplated hereunder,  including  but not limited to the approval of the Boards of Directors of Buyer, Seller and Cogility, and the shareholders of Seller if necessary, and the signed  Womble Assignment.

(e) The following shall be delivered at Closing Date:

(i) Purchase  Price.    Seller  shall  have  received  from  Buyer  the First
Payment payable on the Closing Date as provided in Section 1.2.

(ii) Guarantees.    Either  Seller  shaJI have received  from the Guaranty Bank the Bank Guaranty  accompanied  by an opinion  of legal counsel  that such Bank Guaranty  is a validly issued and legally binding obligation  of the Guaranty Bank enforceable  against the Guaranty Bank in accordance  with its terms or Seller shall  have  received  from  James  Dmmright  and  Dale  Shipley  their  respectiv(: Personal Guarantees for the second and third payments.    Seller shall have received from the Guarantors their Personal Guaranties accompanied  by an opinion of legal counsel that such Personal Guaranties are validly issued and  legally binding  joint and several obligations of the Personal Guarantors in accordance with their terms.

(iii) Securities Filings.  Any SEC Filings necessary to be made shall have been made by Seller, and any approvals necessary to be obtained Jrom the SEC shalL have been obtained.   Evidence of such filings and approvals, if any are necessary, shall be delivered to Buyer on the date of the first payment.

(iv) Subscription Agreements. Buyer, and the owners of Buyer, shall have· executed and delivered to Seller's securities attorney such subscription agreement and representation  letters as Seller's securities attorney may reasonably request in order to ensure that the Purcha..c;;e complies with aJl applicable securities laws.

ARTICLE 6

CLOSING  DATE AND TERMINATION OF AGREEMENT

6.1  Closing  Date.   Subject to the te1ms and conditions  of this Agreement, the Date is February 11, 2011 at                                                                       , or  at  such  other  time  or  on such other  date  or at such  other  place  as Seller  and  Buyer  may  mutually agree  upon  in writing.

6.2  Termination of Agreement. This Agreement may be terminated and abandoned at any time prior to the Closing Date:

(a)    By mutual consent  of Buyer and Seller;

(b)    By Buyer  or Seller  if, without  fault  of such  tenninating party, the Closing shall not have been consummated on or before February  13, 2013; or

(c)    By Buyer, or Seller,  if the conditions set forth in A11icle 5 hereofhave not been timely satisfied

6.3       Effect  of Termination.  In the event  of termination of this  Agreement !:.S provided  in Section  6.2, notice thereof  shall be promptly  given by the terminating Party to the other Parties and thereafter this Agreement shall forthwith become void, and there shall be  no  liability  or  obligation on  the  part  of  Buyer  or  Seller  or  any  of  their  respective affiliates (a) except  that  the  terms  and  conditions of Section  4.1  and  the NDA,  and  the Binding  Provisions as defined  in the Letter  of Intent, shall  remain  in full force and effeet following the termination ofthis Agreement, and (b) except  that nothing  herein will relieve any party from liability  for any breach of any agreement  or covenant  herein.

ARTICLE 7

INDEMNIFICATION

7.1       Indemnification by Seller.

(a)           Subject  to  the  provisions of  Sections 7.l(b), 7.3 and  7.4 below,  Seller   shall   protect,   defend,   indemnify  and   hold  harmless   Buyer   and Cogility  (each  a "Buyer Indemnitee") against  any, claim,  loss, damage, liability, payment,  and obligation(s) (collectively "Losses"), incurred, suffered, sustained or paid by such Buyer  Indemnitee after the Closing  Date resulting from, related  to or arising  out of any inaccuracy in or breach of any of the representations, warrantit!S made by Seller  or Cogility in this Agreement.

(b)  No Buyer Indemnitee shall be entitled  to indemnification pursuant to this Section  7.1 in respect  to any  inaccuracy in or breach of any representation or warranty  until such time as the Losses of all Buyer  Indemnitees exceed  Seventy  Thousand Dollars (U.S. $70,000) ("Seller's Basket") in the aggregate; provided  that all claims  by Buyer Indemnitee for indemnification shall accrue  in the aggregate until the Losses of all Buyer Indemnitee exceeds the Seller's Basket and thereupon Seller shall become obligated to indemnify the Buyer Indemnitees only for the amount by :hich all such claims exceed Seller's Basket.

In  no event, shall the Seller's indemnification Obligations in this Section 7.1 exceed an aggregate of One Mil1ion Four Htmdred Thousand Dollars (U.S. $1,400,000); provided that there shall be no limit on  indemnification  with respect to breaches of Section 2.18 in regard to taxes, or on the amount of indemnification for breaches of Section 2.4 (a) in regard to defects in Seller's title to the Cogility Capital Stock sold or Seller's ability to convey marketable title thereto, or  regarding Section 2.9 in regard to Cogility's IP.

(c)        Each Buyer Indemnitee shall promptly give written notice to Selle:r of the assertion  by any person or entity of any claim, action,  suit or proceeding with respect  to  which Seller  is obligated  to provide indemnification  hereunder. Seller shall have the right, but not the obligation, to contest, defend or litigate, and to  retain  com1seJ of  its  choice  in  connection  with  any  claim,  action,  suit  or proceeding   by any third party alleged or asserted against Buyer Indemnitee that is subject to indemnification  by Seller  hereunder, and the cost and expense  thereof shall  be subject  to the indemnification  obligations  of Seller  hereunder.   Neither Seller, on the one hand, nor any Buyer  lndenmitee,  on the other hand, shall  be entitled to settle or compromise  any such claim, action suit or proceeding without the prior written consent of Buyer Indemnitee or Seller, as the case may be, which consent shall not be unreasonably  withheld.

(d) Notwithstanding the provisions of Section 7.1  (a) and (b), Seller shall protect, defend, indemnify and hold harmless Buyer Indemnitee against any claim, loss,   damage,   liability,   payment,   and   obligations(s)   (collectively   "Losses") incuned, suffered,  sustained   or  paid  by    such  Buyer  Indemnitee    related  or pertaining to the contracts listed in   Section 4.6 in this Agreement, and such indemnification shall be exempted from any of the limitations referenced in Section
7.1 (b) in this Agreement.

7.2           Indemnification  by Buyer.

(a)           Subject to the provisions of Section 7.2(b), 7.3 and 7.4 below, Buyer shall indemnify Seller against, and hold Seller harmless from any and all Losses incurred, suffered, sustained or required to be paid, directly or indirectly, by or sought to be imposed upon Seller, resulting from, related to or arising out of any inaccuracy in or breach of any of the representations, wan-antics or covenants made by Buyer in or pursuant to  this Agreement

(b)  Seller shall not be entitled to indemnification   pursuant to this Section 7.2 in  respect of an inaccuracy in or  breach of any  representation or wananty, until such time as the Losses of Seller exceed Seventy Thousand Dollars (U.S. $70,000)  ("Buyer's Basket") in the aggregate; provided that all claims by Seller for indemnification  shall accrue in the aggregate until the Losses of Seller exceed the Seller's Basket and thereupon Buyer shall become obligated to indemnify  the Seller only for the amount by which all such claims exceed Seller's Basket.  In no event shall B: er's indemnification obligations under Section  7.2 exceed  in the aggregate One Million  Four Hundred  Thous md Dollars (U.S. $1 ,400,000).

( c)       Seller shall promptly give written notice to Buyer of the assertion hy any person  or entity  of any claim,  action,  suit or proceeding with respect  to whl<:h Buyer  is  obligated to  provide indemnification hereunder. Buyer  shall  have  the right, but not the obligation, to contest, defend or litigate, and to retain counsel of its choice in connection with, any claim, action, suite or proceeding  by any third party alleged   or  asserted against  Sel1er  that  is  subject   to  indemnification  by  Buy.er hereunder, and the cost and expense thereof shall  be su ject  to the indemnification obligations of  Buyer  hereunder. Neither  SeHer, on  one  hand,  nor  Buyer,  on  the other hand, shall  be entitled  to settle or compromise any such  claim,  action, suit or proceeding without the prior writ1en consent  of Seller or Buyer, as the case may be, which consent  shall not be unreasonably withheld.

7.3           Survival  of Representations and  Warranties.. All representations and warranties contained herein or made  pursuant hereto shall survive  the Closing hereunder until the twenty-tour month anniversary of the Closing, except  that the representations and warranties in Section  2.18 in regard  to taxes, in Section  2.4(a) in regard  to defects in Seller's  title to the Cogility  Common Stock sold or Seller's ability  to convey  marketable title thereto, and in Section 2.9 in regard  to Cogility's IP, shall survive the Closing until ninety days following the expiration ofthe applicable statute of limitations. The expiration of any representations and warranties shall not affect any claim  for indemnification mad· prior to the date of such expiration.

7.4       Cogility  Insurance  Policies.    Notwithstanding anything  to  the  contrary contained in this  Article 7 or elsewhere in this Agreement Cogility  and  Buyer  expressly understand and  acknowledge that  one  or  more  of  the  Insurance Policies  of  Cogility in effect  at  the  Closing Date  may  cover  some  or  all  of  any  Losses which  are  otherwise intended   to  be  indemnified  pursuant to  this  Article  7.    Cogility and  Buyer  agree  and covenant that in regard  to any  Losses that are wholly  or partly  covered  by the Insurance Policies of Cogility  in effect  at the Closing Date, such  , Insurance Policies of Cogility in effect at the Closing Date shall  be exhausted in regard  to Losses  before Buyer  seeks indemnification from Seller in regard  to Losses pursuant  to this Article  7, and any amoums recovered  by Cogility under the Insurance Policies ofCogility shall offset, doJJar for dollar, the an1ount of Losses for  which  Buyer  may seek  indemnification from Seller  pursuant to this Article  7.

ARTICLE 8

MISCELLANEOUS

8.1       Further  Actions.    From  time  to time, as and when  requested,  each  Party shall  execute  and  deliver,  or cause  to be executed  and  delivered, such  documents aud instruments  and shall  take, or cause  to be taken, such further or other  actions as another Party  may  reasonably   request   in  order  to  carry  out  the  intent  and  purposes   of  this Agreement, including effecting the purchase and carrying out the other covenants and agreements contemplated hereby.

8.2       Expenses.    Except  as  otherwise  specificalJy  provided  herein,  Seller  and Buyer  shaH each  bear  their  own  fees and  other  costs  and  expenses  with  respect  to the negotiation, execution   and  delivery   of  this  Agreement   and  the  consummation  of  the Purchase  hereunder,  including  but  not  limited  to  any  fees  and  expenses owed  to  any lawyers, accountants, financial advisers, investment  bankers or brokers employed  by such Party. Notwithstanding the foregoing, Buyer and Seller shall each pay one-half  of any and all sales, transfer or documentary taxes incident to the purchase and transfer of the Cogility Capital Stock and Assets.

8.3       Entire  Agreement.    This  Agreement,   which  includes   the  Attachment :, Schedules  and  Exhibits  hereto,  which  are  hereby  made  a  part  of  this  Agreement   by reference  hereto,  contain  the  entire  understanding and  agreement   between  the  Parties hereto  and  their  affiliates   with  respect   to  the  subject   matter  of  this  Agreement and supersede all prior or contemporaneous agreements, representations, warranties, arrangements or  understandings of  such  Parties  with  respect  thereto,  whether  oral  or written, excepting, however, that (a) the terms and conditions of the Mutual Non-Disclosure Agreement  entered  into  as of  November   I 0, 2012,  by and  between  Cogility  and  Buyet ("NDA'') are hereby incorporated herein by reference thereto, and such terms and condition:; shall  continue  to  be  legally  binding  upon  the  Parties  following  the  execution  of  this Agreement  excepting  only if and  to the extent  that any term or condition  of the NDA  is expressly contrmy to the terms and conditions of this Agreement; and.

(b) The terms and conditions of the Letter of Intent, entered  into by and between Buyer and Seller, dated December 14, 2012,  are hereby incorporated herein by reference thereto, and the Binding  Provisions as defined  in the Letter of Intent shall continue  to be legally binding upon the parties following the execution of this Agreement,  excepting only if and to the extent  that any of such Binding  Provisions  is expressly  contrary  to the terms and conditions of this Agreement.   No promise, inducement, representation or agreement, other than as expressly set forth in this Agreement, the ("NDA'') or the Binding Provisions of the Letter of Intent, has been made to or by the Parties hereto. Evidence shall be inadmissible to show agreement  by and between such Parties to any tem1 or condition contrary to or in addition  to the terms and conditions contained  in this Agreement, the NDA or the Binding Provisions of the Letter of Intent. This Agreement, the NDA and the Binding Provisions of the Letter of Intent shall be construed  according to their fair meaning and not strictly for or against any Party regardless of draftsmanship.

8.4   Notices.  All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if(a) delivered personally or (b) sent by certified or registered mail, return receipt requested, postage prepaid, or (c) sent by overnight courier with a national1y recognized courier, delivery signature required, as follows:
If to Seller or Cogility:
Mr. Gerard M. Jacobs
Chief Executive Officer
Acquired Sales Corp.
31 N. Suffolk Lane
Lake Forest, IL  60045

with a copy to:
RogerS. Greene, Esq.
6 Joliet Drive
Coto De Caza, CA 92679

If to Buyer:
Drumright Group, LLC Attn.: Mr. James Drumright
515 Westside Road
Healdsburg, CA  95448

with a copy to:
Joanne Rosendin, Esq.
One Kaiser Plaza Suite 340
Oaklan, CA 94612

If sent by certified or registered mail, notice shall be considered delivered five (5) business days after the date of mailing, and if sent by any other means set forth above, notice shall be considered delivered  upon receipt thereof   Any Party may by notice to the other partks change the address to which notice or other communications  to it are to be delivered or mailed.

8.5       Descriptive Headings.  The descriptive headings of this Agreement are for convenience  only  and  shall  not  control  or  affect  the  meaning  or  construction  of any provision of this Agreement.

8.6       Governing Law.  This Agreement shall be governed by and construed  in accordance with the substantive laws of the State of California without regard to conflict of law principles.

8.7       Assignability.  This Agreement shall not be assignable by any party without thtwritten consent of the other parties and any such purported assignment  by any part without such consent shall be void.

8.8    Waivers and Amendments.  Any waiver of any term or condition of this Agreement, or any amendment or supplementation of this Agreement, shall be effective only if in writing, signed by the Parties to be bound thereby.  A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a Party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

8.9    Third   Party   Rights.  Notwithstanding   any   other   provision   of   this Agreement, this Agreement shall not create benefits on behalf of any shareholder or employee of Buyer, Seller or Cogility, or any other person or entity (including without limitation any broker or finder), and this Agreement shall be effective only as between the: Parties hereto.

8.10   Publicity.
(a)       Buyer acknowledges that Seller is a publicly traded company and that unauthorized disclosure of any material information regarding Buyer, Cogility, DSTG or the Purchase, or purchases or sales of Seller Capital Stock and Assets while in possession of material non-public information regarding Seller, Cogility, DSTG or the Purchase, could subject Buyer or the owners of Buyer to liability under applicable laws and regulations.

(b)       Seller shall be permitted to make the attached press release regarding this Agreement per the advice of Seller's securities attorney,  in  order  to  comply  with  applicable  securities  laws  and  regulations. However, before issuing such press release Seller shall first consult with Buyer, and shall develop language for the press release that is both accurate and mutually acceptable to Buyer and Seller.

8.11     Resignations.   At the Closing, all of the Seller's  directors and officers of Cogility  shall resign, provided that Seller  shall not object if Buyer and Daniel F. Terry, Jr. mutually agree upon an arrangement pursuant to which he shall remain as a director and/or officer of Cogility for a temporary period of time in order to facilitate Cogility's continuing compliance applicable U.S. Department of Defense rules and regulations.

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8.12 Counterparts. This Agreement may be executed in any number of counterparts. and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Electronically transmitted signatures and facsimile signatures shall be treated as if they were originals. IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

DRUMRIGHT GROUP, LLC

By: James Drumright
Name: James Drumright
Title: Co-Chief Executive Officer

DRUMRIGHT GROUP, LLC

By: Dale Shipley
Name: Dale Shipley
Title: Co-Chief Executive Officer

ACQUIRED SALES CORP.

By: Gerard M Jacobs
Name: Gerard M. Jacobs
Title: Chief Executive Officer

COGILITY SOFTWARE CORPORATION.

By: Gerard M Jacobs
Name: Gerard M. Jacobs
Title: President

ACQUIRED SALES CORP.

By:____________________
Name: Daniel F. Terry, Jr.
Title: President and Chief Operating Officer

COGILITY SOFTWARE CORPORATION

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8.12 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Electronically transmitted signatures and facsimile signatures shall be treated as if they were originals. IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

DRUMRIGHT GROUP, LLC

By:____________________
Name: James Drumright
Title: Co-Chief Executive Officer

DRUMRIGHT GROUP, LLC

By:____________________
Name: Dale Shipley
Title: Co-Chief Executive Officer

ACQUIRED SALES CORP.

By:____________________
Name: Gerard M. Jacobs
Title: Chief Executive Officer

COGILITY SOFTWARE CORPORATION.

By:____________________
Name: Gerard M. Jacobs
Title: President

ACQUIRED SALES CORP.

By:____________________
Name: Daniel F. Terry, Jr.
Title: President and Chief Operating Officer

COGILITY SOFTWARE CORPORATION

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By:______________________________
Name: Daniel F. Terry, Jr.
Title: Chief Executive Officer

COGILITY SOFTWARE CORPORATION

By:______________________________
Name: Matthew Ghourdjian
Title: Chief Technology Officer

COGILITY SOFTWARE CORPORATION

By:______________________________
Name: Minh N. Le
Title: Chief Operating Officer

SELLER'S AND COGILITY'S SCHEDULES UNDER THE AGREEMENT

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By: ____________________
Name: Daniel F. Ferry, Jr.
Title: Chief Executive Officer

COGILITY SOFTWARE CORPORATION

By: ____________________
Name: Matthew Ghourdjian
Title: Chief Technology Officer

COGILITY SOFTWARE CORPORATION

By: ____________________
Name: Minh N. Le
Title: Chief Operating Officer

SELLER'S AND COGILITY'S SCHEDULES UNDER THE AGREEMENT

33

01/12/2013 15:37 FAX 707 433 0399 UPS STORE HEALDSBURG 037/041

By: ______________________________
Name: Daniel F. Terry, Jr.
Title: Chief Executive Officer

COGILITY SOFTWARE CORPORATION

By: ______________________________
Name: Matthew Ghourdjian
Title: Chief Technology Officer

COGILITY SOFTWARE CORPORATION

By: ______________________________
Name: Minh N. Le
Title: Chief Operating Officer

SELLER'S AND COGILITY'S SCHEDULES UNDER THE AGREEMENT:

33

Jan 13 13 03:01p Defense & Security Techno 8016421131 p.1
01/12/2013 15:37 FAX 707 433 0399 UPS STORE HEALDSBURG 037/041

By:__________________________
Name: Daniel F. Terry, Jr.
Title: Chief Executive Officer

COGILITY SOFTWARE CORPORATION

By:__________________________
Name: Matthew Ghourdjian
Title: Chief Technology Officer

COGILITY SOFTWARE CORPORATION

By:__________________________
Name: Minh N. Le
Title: Chief Operating Officer

SELLER'S AND COGILITY'S SCHEDULES UNDER THE AGREEMENT
33

Schedule 2.2 - Cogility is duly licensed and qualified to transact business m;a foreign corporation in California.

Schedule 2.6(e) -

(1) Cogility has liabilities that will be listed on Attachment A Liabilities, and that will be paid off in full at the Closing.

(2) Cogility has the Ongoing Cogility Obligations and Liabilities as described in Section 1.3(a).

(3) In January 2011, the Watertower Group asserted a claim against Cogi1ity for less than $100,000 in fees that Watertower Group claimed it was owed for unsuccessfully trying to help Cogility raise capital during 2005. Cogility responded to Watertower Group's claim, by telling the Watertower Group that any such claim should have been a..<>serted years ago, and is barred by the statute oflimitations. 'The Watertower Group did not file any sort oflawsuit or other proceeding against Cogility. SeHer and Cogility do not believe that any sums are due to the Watertower Group.

Schedule 2.7 -- Real estate and property

(1)  Leased real estate:

Providence, RI:
(1)  Street address:  235 Promenade Street, Suite 141,  Providence, RI  02908
(2)  Identity of lessor and lessee:  Lessor  is Foundry Parcel Fifteen Associates, LLC. Lessee is Cogility.
(3) Term and rental payments: January 15, 2012 through January 14, 2013; $500 per month Cogility intends to terminate this lease on or prior to the Closing in accordance with Section 2.1.

Anaheim, CA:
(1)  Street address:  1600 South Douglass Road, Suite 102, Anaheim, CA  92612
(2)  Identity oflessor and lessee:  Lessor is CashCall, Inc.  Lessee is Cogility.
(3) Term and rental payments:  No rental payment and no written agreement guaranteeing any term for Cogility.

San Jose, CA:
Cogility leases a small storage locker that is rented on a month-to-month  basis, containing furniture and equipment  that previously were in a rented office in San Jose, CA. Cogility will keep or terminate this storage locker, and dispose of its contents, as instructed by Buyer.

(2)  Owned personal property:  Computers, office equipment and furniture

(3) Leased personal property: None

(4) All ofCogility's assets, including  but not limited to its IP and its personal property, are subject to an omnibus pledge, perfected security interest and other security arrangements in tavor of its corporate parent Acquired Sales Corp. and certain lenders to Acquired Sales Corp. When the Attachment A Liabilities are paid off at the Closing, such pledge, perfected security interest and other security arrangements will be terminated and all of Cogility's assets, including but not limited to its IP and its personal  property, will be free and clear of all encumbrances and liens.

Schedule 2.8(a) - Contracts  to which Cogility is a party or by or to which it or any of Cogility's asset<; or properties are bound or subject, except contracts that are terminable  by Cogility upon 30 days' notice or less without any liability or the payment of any terminatio:n fee or penalty:

(1) Contract with U.S. Army DCGS-A  regarding the JIST project, currently  under a subcontract with Booz Allen Hamilton, copy already delivered  to Buyer

(2) Contract with Womble Carlyle Sandridge  & Rice, LLP regarding the so-called "legal analytics" software  project that will be transitioned  to Defense Security & Technology Group, Inc., pursuant to Section 4.6, copy already delivered to Buyer

(3) Contract arrangement  involving  the City of El Monte, California, and Seller's wholly-owned  subsidiary Cortez Systems, that will be transitioned  pursuant to Section 4.6. Cogility considers the City of EI Monte to be in default of this contractual  arrangement.

(4) Liabilities that will be listed on Attachment A Liabilities

Schedule 2.10 (referred to in the Agreement as Schedule 2.I 3)-- Insurance policies- Cogility currently has the following insurance policies in place, and copies have been furnished  to Buyer:

(1) Professional  Liability (E&O) Policy, effective October 5, 2012 to October 5, 2013

(2) Worker's Compensation Policy, effective November  26, 2012 to November  26, 2013 (3) Businessowners Policy, effective  November  26, 20 I 2 to November 26, 2013

These policies were recently reviewed  at renewal and some changes and corrections were identified. Endorsements were issued to update the policies. Cogility wilJ receive updated policies which will include the endorsed changes.

Schedule 2.11 (referred  to in the Agreement as Schedule 2.14)-Cogility Intellectual Property

Cogility  owns the certain  intellectual property  including but not limited to software source code and machine readable code and planned development, all product documentation, customer lists, all training materials, all documentation used to support  customers, and al l intellectual property protections associated with such intellectual property,  including, but not limited to, patents, patent applications, copyrights, trademarks, service marks and trad•e secrets, including but not limited to software generally known as Cogility Studio, Cogility Meta-Modeler  Framework, Cogility Modeling Repository, Cogility Data Visualization Framework, Cogility Intelligence  Framework, and Cogility Event Matching Template (collectively  the "Cogility Intellectual  Property").

The Cogility Intellectual Property has been used by Cogility in performing Cogility's contracts with customers  including  but not limited to the U.S. Department of Defense and CashCall.

Cogility has secured U.S. trademark registration for "Cogility", Registration  No. 3006210, registration date 11111/2005, and renewal date 7/26/2015.
Cogility has secured U.S. trademark  registration for "Cogility Software", Registration  No. 2977188, registration date 7/26/2005, and renewal date 10/11/2015.
Cogility has secured U.S. trademark registration  for "Servoss" and the renewal date is 6/23/2014.

The Cogility Intellectual  Property includes the two following patents and patents applications  pending:

(1) SYSTEM AND METHOD FOR TEMPORAL CORRELATION  OF OBSERVABLES Docket No.: 008889P002. Cogility has received a Notice of Allowance dated December 3, 2012, on this application.  Patent issuance fees of approximately  $2,000 must be paid no later than March 3, 2013. Cogility's patent counsel has advised that Cogility has the opportunity  to file divisional  patents that could extend the scope of the patent if the divisional application  is filed prior to issuance ofthe parent patent. Cogility's patent counsel has estimated that if payment of the patent issuance fees is made on March 3, 2013, then the divisional  filings should be made no later than Aprill5, 2013, but there is always the possibility that the patent will issue sooner than April 15, 2013.

(2) STATE MACHINE  WITH OUT-OF-ORDER PROCESSING  FUNCTIONALITY AND METHOD  THEREOF Docket No.: 005255P003. Cogility understands that the initial response from the USPTO on this application is a disallowance on an issue relating to prior art. Cogility has not yet seen the letter, but a response is due by March 18, 2013. The response time can be extended  by up to three months by paying additional monthly fees. Cogility's patent counsel has advised that in the vast m jority of instances, the first communication from the patent office is a rejection, which can then be addressed. (For example, there was a question about prior art in the application discussed in ( l) above, which was handled through a phone call with Cogility's patent counsel and one of Cogility's software programmers.)

Cogility's domain name and web site is as follows:  www.cogility.com

All of Cogility's assets including the Cogility Intellectual  Property and trade names are subject to an omnibus pledge, security interest, and other security arrangements in favor of Seller and certain lenders to Seller. When the Attachment A Liabilities are paid off at the Closing, such pledge, perfected security inatned:other security arrangements will terminated and all of Cogility's assets, including but not limited to its IP and its personal property, will be free and clear of all encumbrances and liens.

Schedule 2.13 (referred to in the Agreement as Schedule 2.16) - Employees
Buyer has told Cogility that Buyer is interested in having Cogi1ity retain the services of seven key employees following the Closing. Cogility has supplied the relevant employment information  regarding these seven employees to Buyer in an email to James Drumright. Unless Buyer notifies Cogility otherwise prior to the Closing, Cogility plans 1:0 terminate all other full-time and part-time employees of Cogility at or prior to the Closing Date.

Schedule 2.16 (referred to in the Agreement as Schedule 2.19) - Contributions
No unlawful contributions have been made

Schedule 2.18 (referred to in the Agreement as Schedule 2.21) -- Bank Accounts

(1) The officers ofCogility are: Daniel F. Terry, Jr., CEO; Gerard M. Jacobs, President; Matthew Ghourdjian, CTO; and Minh N. Le, COO

(2)1be directors ofCogiity are: Vincent J. Mesolella, Chairman; Gerard M. Jacobs; Matthew Ghourdjian; James S. Jacobs; Joshua A. Bloom; Richard E. Morrissy; Roger S. Greene; and Michael D. McCaffrey.

(3) Cogility has checking and savings account at Wells Fargo Bank, Meadowlark  Plaza, Huntington Beach, CA. The signers on these accounts currently are Elizabeth Emrick, Matthew Ghourdjian,  and Ruthanne Ward, but will be switched to Gerard M. Jacobs and Daniel F. Terry, Jr. prior to the Closing as required by Section 4.7. The numbers ofthese accounts will be provided  by SeHer to Buyer at the Closing.